                                                               EXHIBIT 10-CB


                              U.S. $1,000,000,000


                                CREDIT AGREEMENT

                         Dated as of November 28, 1995

                                     Among

                         THE COLUMBIA GAS SYSTEM, INC.

                                  as Borrower

                                      and

                        THE INITIAL LENDERS NAMED HEREIN

                               as Initial Lenders

                                      and

                                 CITIBANK, N.A.

                                    as Agent

                                      and

                    BANKERS TRUST COMPANY, BANK OF MONTREAL,
                      CANADIAN IMPERIAL BANK OF COMMERCE,
                    CHEMICAL BANK AND MORGAN GUARANTY TRUST
                              COMPANY OF NEW YORK

                     as Managing and Co-Syndication Agents

                               TABLE OF CONTENTS

                                                                                                          PAGE
                                                     ARTICLE I

                                          DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 1.02.  Computation of Time Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

SECTION 1.03.  Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14


                                                     ARTICLE II

                                         AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
SECTION 2.02.  Making the Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 2.03.  The Competitive Bid Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 2.04.  Issuance of and Drawings and Reimbursement Under Letters of Credit. . . . . . . . . . . . . 19
SECTION 2.05.  Termination or Reduction of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . 21
SECTION 2.06.  Repayment of Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
SECTION 2.07.  Interest on Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
SECTION 2.08.  Interest Rate Determination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
SECTION 2.09.  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
SECTION 2.10.  Optional Conversion of Revolving Credit Advances  . . . . . . . . . . . . . . . . . . . . . 25
SECTION 2.11.  Prepayments of Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
SECTION 2.12.  Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
SECTION 2.13.  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 2.14.  Payments and Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 2.15.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 2.16.  Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 2.17.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

                                                    ARTICLE III

                                      CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01.  Conditions Precedent to Effectiveness of Sections 2.01 and 2.03 . . . . . . . . . . . . . . 30
SECTION 3.02.  Conditions Precedent to Each Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 3.03.  Conditions Precedent to Each Competitive Bid Borrowing  . . . . . . . . . . . . . . . . . . 32
SECTION 3.04.  Determinations Under Section 3.01 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

                                                     ARTICLE IV

                                           REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Borrower  . . . . . . . . . . . . . . . . . . . . . . 33

                                                     ARTICLE V

                                             COVENANTS OF THE BORROWER

SECTION 5.01.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
SECTION 5.02.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
SECTION 5.03.  Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

                                                     ARTICLE VI

                                                 EVENTS OF DEFAULT

SECTION 6.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
SECTION 6.02.  Actions in Respect of the Letters of Credit upon Default  . . . . . . . . . . . . . . . . . 42

                                                    ARTICLE VII

                                                     THE AGENT
SECTION 7.01.  Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 7.02.  Agent's Reliance, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 7.03.  Citibank and Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 7.04.  Lender Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
SECTION 7.05.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
SECTION 7.06.  Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
SECTION 7.07.  Managing and Co-Syndication Agents as Lenders . . . . . . . . . . . . . . . . . . . . . . . 43

                                                    ARTICLE VIII

                                                   MISCELLANEOUS

SECTION 8.01.  Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
SECTION 8.02.  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
SECTION 8.03.  No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
SECTION 8.04.  Costs and Expenses; Indemnification; Limitation of Liability  . . . . . . . . . . . . . . . 44
SECTION 8.05.  Right of Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
SECTION 8.06.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
SECTION 8.07.  Assignments, Designations and Participations  . . . . . . . . . . . . . . . . . . . . . . . 46
SECTION 8.08.  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
SECTION 8.09.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
SECTION 8.10.  Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
SECTION 8.11.  Jurisdiction, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
SECTION 8.12.  Severability of Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

Schedules

Schedule I - List of Applicable Lending Offices

Schedule II - Non-Core Subsidiaries

Schedule 3.01(b) - Disclosed Litigation

Schedule 4.01(c) - Required Authorizations and Approvals

Schedule 5.02(a) - Liens


Exhibits

Exhibit A-1       -      Form of Revolving Credit Note

Exhibit A-2       -      Form of Competitive Bid Note

Exhibit B-1       -      Form of Notice of Revolving Credit Borrowing

Exhibit B-2       -      Form of Notice of Competitive Bid Borrowing

Exhibit B-3       -      Form of Letter of Credit Request

Exhibit C         -      Form of Assignment and Acceptance

Exhibit D         -      Form of Designation Agreement

Exhibit E         -      Form of Opinion of Counsel for the Borrower

                         THE COLUMBIA GAS SYSTEM, INC.
                                CREDIT AGREEMENT

                         Dated as of November 28, 1995


                 The Columbia Gas System, Inc., a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, and Citibank, N.A. ("Citibank"), as administrative agent, documentation agent and co-syndication agent (the "Agent") for the Lenders (as hereinafter defined), agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                 SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Adjusted CD Rate" means, for any Interest Period for each CD Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the sum of:

                          (a) the rate per annum obtained by dividing (i) the rate of interest determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the consensus bid rate determined by each of the Reference Banks for the bid rates per annum, at 9:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period, of New York certificate of deposit dealers of recognized standing selected by such Reference Banks for the purchase at face value of certificates of deposit of such Reference Bank in an amount substantially equal to such Reference Bank's CD Rate Advance comprising part of such Revolving Credit Borrowing and with a maturity equal to such Interest Period, by (ii) a percentage equal to 100% minus the Adjusted CD Rate Reserve Percentage for such Interest Period, plus

                          (b)     the Assessment Rate for such Interest Period.

                 "Adjusted CD Rate Reserve Percentage" for any Interest Period for all CD Rate Advances comprising part of the same Revolving Credit Borrowing means the reserve percentage applicable on the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits in the United States and with a maturity equal to such Interest Period.

                 "Advance" means a Revolving Credit Advance, a Swing Line Advance, a Letter of Credit Advance or a Competitive Bid Advance.

                 "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 20% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                 "Agent's Account" means the account of the Agent maintained by the Agent at Citibank with its office at 1 Court Square, 7th Floor, Zone 1, Long Island City, New York 11120, Account
         No. 36852248, Attention: Wendy Rutherford.

                 "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance or a CD Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

                 "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the public debt rating in effect on such date as set forth below:


====================================================================================================================================
                                                                                                      Applicable
                                                                                                        Margin           Applicable
                  Public Debt Rating         Applicable Margin for       Applicable Margin for        for CD Rate        Margin for
                     S&P/Moody's              Base Rate Advances        Eurodollar Rate Advances       Advances         Facility Fee
====================================================================================================================================
             Level 1
             -------
               BBB+/Baa1 or higher                     0                             .19%              .315%               .11%
------------------------------------------------------------------------------------------------------------------------------------
             Level 2
             -------
               BBB/Baa2                                0                             .2775%            .4025%              .14%
------------------------------------------------------------------------------------------------------------------------------------
             Level 3
             -------
               BBB-/Baa3                               0                             .295%             .42%                .18%
------------------------------------------------------------------------------------------------------------------------------------
             Level 4
             -------
               BB+/Ba1                                 0                             .45%              .575%               .30%
------------------------------------------------------------------------------------------------------------------------------------
             Level 5
             -------
               BB/Ba2                                  0                             .60%              .725%               .40%
------------------------------------------------------------------------------------------------------------------------------------
             Level 6
             -------
               BB-/Ba3 or lower                        0                            1.00%             1.125%               .50%
====================================================================================================================================

         For purposes of this definition, "public debt rating" means, as of any date, the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a public debt rating, the Applicable Margin shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a public debt rating, the Applicable Margin will be set in accordance with Level 6 under the definition of "Applicable Margin"; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin shall be determined by reference to the higher rating; provided, however, that (i) if the ratings are different by two or more levels, the Applicable Margin shall be determined by reference to the rating that is one rating lower than the higher rating and (ii) if one rating is investment grade (BBB-/Baa3 or better) and the other rating is non-investment grade, (BB+/Ba1 or lower), then the Applicable Margin shall be determined by reference to the higher of (A) the Applicable Margin yielded by the previous exception or (B) except with respect to Base Rate Advances, an increase of 5 basis points per annum in each Applicable Margin for Level 3; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the public debt rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

                 "Appropriate Lender" means, at any time, with respect to (a) the Revolving Credit Facility, a Lender that has a Revolving Credit Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) any Issuing Lender and (ii) if the other Lenders have made Letter of Credit Advances pursuant to Section 2.04(b) that are outstanding at such time, each such other Lender and
         (c) the Swing Line Facility, a Swing Line Bank that has a Swing Line Commitment with respect to such Facility at such time.

                 "Arranger" means Citicorp Securities, Inc., as arranger of the syndicate of Initial Lenders hereunder.

                 "Assessment Rate" for any Interest Period for all CD Rate Advances comprising part of the same Revolving Credit Borrowing means the annual assessment rate estimated by the Agent on the first day of such Interest Period for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States.

                 "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

                 "Available Amount" of any Letter of Credit means, at any time, the maximum amount or the U.S. Dollar Equivalent of the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, 11 U.S.C. Section Section 101 et seq., as amended from time to time.

                 "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware, or such other court as may hereafter be granted primary jurisdiction over the Reorganization Case.

                 "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

                          (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                          (c) 1/2 of one percent per annum above the Federal Funds Rate.

                 "Base Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(i).

                 "Borrowing" means a Revolving Credit Borrowing, a Swing Line Borrowing or a Competitive Bid Borrowing.

                 "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                 "Canadian Dollar" means lawful money of Canada.

                 "Canadian Dollar Letter of Credit" means a Letter of Credit issued hereunder in Canadian Dollars.

                 "Canadian Dollar Letter of Credit Advance" means a Letter of Credit Advance hereunder made in Canadian Dollars.

                 "Capitalized Leases" has the meaning specified in clause (e) of the definition of "Debt".

                 "Cash Collateral Account" means an interest bearing cash collateral account to be established and maintained by the Agent, over which the Agent shall have sole dominion and control, upon such terms as may be satisfactory to the Agent.

                 "CD Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(iii).

                 "CGTC" means Columbia Gas Transmission Corporation, a wholly-owned subsidiary of the Borrower as of the date hereof.

                 "Citibank" means Citibank, N.A.

                 "Competitive Bid Advance" means an advance by a Lender to the Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance.

                 "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

                 "Competitive Bid Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

                 "Competitive Bid Reduction" has the meaning specified in
         Section 2.01.

                 "Confidential Information" means information that the Borrower furnishes to the Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than the Borrower or any of its Affiliates.

                 "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                 "Contract Party" has the meaning specified in clause (g) of the definition of "Debt".

                 "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of another Type pursuant to Section 2.08 or 2.10.

                 "Current Plans" means (i) the Borrower's Third Amended Plan of Reorganization dated July 27, 1995 and all exhibits thereto and
         (ii) CGTC's Second Amended Plan of Reorganization, as further amended, dated July 17, 1995 and all exhibits thereto.

                 "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, excluding (x) such obligations arising in the ordinary course of business and maturing less than six months from the date of creation thereof; and (y) such obligations arising in the ordinary course of business and maturing in more than 6 months if in the aggregate on a consolidated basis for the Borrower and its Subsidiaries such obligations are less than $1,000,000, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases ("Capitalized Leases"), valued at the amount that is or should be so capitalized, (f) the aggregate liquidation value of all stock of such Person that is mandatorily redeemable other than for the common stock of such Person or that may be put by the holder to such Person for consideration other than the common stock of such Person, in either case on or before December 31, 2002, (g) to the extent required to be reflected on the balance sheet of such Person prepared in accordance with GAAP or in the footnotes thereto, all obligations of such Person related to the sale, purchase or delivery of hydrocarbons or other natural resources in respect of production payments or prepaid forward sales (except to the extent the future delivery or purchase obligation is covered by hydrocarbons or other natural resources accounted for as inventory in accordance with GAAP or by a prepaid forward purchase or sale from, or guaranteed by, a Person (the "Contract Party") with long-term unsecured debt ratings no lower than BBB+ by S&P and Baa1 by Moody's (or other measurements of creditworthiness satisfactory to the Required Lenders); provided, however, that the foregoing creditworthiness requirement is applicable only if the obligations of such Contract Party have not been fully satisfied); provided, however, that such obligations shall constitute Debt of the Borrower only if and to the extent that such obligations of the Borrower and its Subsidiaries, on a Consolidated basis, exceeds $25,000,000, (h) an amount equal to the present value (discounted at the then applicable five-year treasury bond rate) of operating lease obligations of such Person in excess of $25,000,000 in any calendar year, disregarding for this purpose leases other than those with an initial or remaining noncancelable lease term in excess of one year, (i) to the extent required to be reflected on the balance sheet of such Person prepared in accordance with GAAP or in the footnotes thereto, all Debt of others directly and indirectly guaranteed by such Person, but only to the extent of such direct or indirect guarantee, and (j) to the extent required to be reflected on the balance sheet of such Person prepared in accordance with GAAP or in the footnotes thereto, all Debt referred to in clauses (a) through (i) above secured by any Lien on property owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, but only to the extent of the value of the property subject to such Lien.

                 "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                 "Designated Bidder" means (a) an Eligible Assignee or (b) a special purpose corporation that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P that, in the case of either clause (a) or (b), (i) is organized under the laws of the United States or any State thereof, (ii) shall have become a party hereto pursuant to Sections 8.07(d), (e) and (f) and (iii) is not otherwise a Lender.

                 "Designation Agreement " means a designation agreement entered into by a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Agent, in substantially the form of Exhibit D hereto.

                 "Disclosed Litigation" has the meaning specified in Section 3.01(b).

                 "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                 "Effective Date" has the meaning specified in Section 3.01.

                 "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000 so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (v); (vi) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $1,000,000,000 and (viii) any other Person approved by the Agent and the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                 "Environmental Action" means any material action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, proceeding, consent order or consent agreement arising pursuant to, or in connection with, an alleged violation of any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                 "Environmental Law" means any applicable federal, state or local statute, law, ordinance, rule, regulation, code, order, judgment or decree relating to pollution or protection of the environment, health or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                 "Environmental Permit" means any permit, approval, license or other authorization required under any Environmental Law.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                 "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, the entirety of Section 414 of the Internal Revenue Code.

                 "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any ERISA Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of an ERISA Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such ERISA Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to an ERISA Plan; (c) the provision by the administrator of any ERISA Plan of a notice of intent to terminate such ERISA Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in
         Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any ERISA Plan; (g) the adoption of an amendment to an ERISA Plan requiring the provision of security to such ERISA Plan pursuant to
         Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate an ERISA Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in
         Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, an ERISA Plan; provided, however, that the occurrence of an event or condition described in Section 4042(a)(4) of ERISA shall be an ERISA Event only if (i) the Borrower or any ERISA Affiliate knows or has reason to know thereof or (ii) the PBGC has notified the Borrower or any ERISA Affiliate that it is considering termination of an ERISA Plan on such basis.

                 "ERISA Plan" means a Single Employer Plan or a Multiple Employer Plan.

                 "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                 "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                 "Eurodollar Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(ii).

                 "Eurodollar Rate Reserve Percentage" of any Lender for any Interest Period for all Eurodollar Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

                 "Events of Default" has the meaning specified in Section 6.01.

                 "Facility" means the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility.

                 "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                 "Financial Obligation Letter of Credit" means a standby Letter of Credit other than a Performance Letter of Credit.

                 "Fixed Rate Advances" has the meaning specified in Section 2.03(a)(i).

                 "GAAP" has the meaning specified in Section 1.03.

                 "Hazardous Materials" means (a) petroleum and petroleum products or byproducts, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic under any Environmental Law.

                 "Indenture" means the form of indenture attached as Exhibit B to the Borrower's Current Plan.

                 "Information Memorandum" means, collectively, (i) the information memorandum dated October 1995 used by the Arranger in connection with the syndication of the Revolving Credit Commitments and (ii) the summary information memorandum dated September 1995 used by the Managing and Co-Syndication Agents in connection with the management of this Agreement and the Notes and Letters of Credit issued hereunder, as amended and supplemented by letter dated September 12, 1995.

                 "Initial Swing Line Bank" means Citibank.

                 "Interest Period" means, for each Eurodollar Rate Advance or CD Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurodollar Rate Advance, CD Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance or CD Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances and CD Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be (a) in the case of a Eurodollar Rate Advance, one, two, three, six, or (with the consent of all Lenders) twelve months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select, (b) in the case of a CD Rate Advance, 30, 60, 90 or 180 days as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the second Business Day prior to the first day of such Interest Period, select and (c) in the case of a LIBO Rate Advance, as specified in the applicable Notice of Competitive Bid Borrowing; provided, however, that:

                          (i) the Borrower may not select any Interest Period that ends after the Termination Date;

                          (ii) Interest Periods commencing on the same date for Eurodollar Rate Advances or CD Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

                          (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                          (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                 "Issuing Lender" means Citibank, Canadian Imperial Bank of Commerce, Morgan Guaranty Trust Company of New York and any other U.S. or Canadian Lender mutually acceptable to the Borrower and the Agent, each as issuer of a Letter of Credit.

                 "L/C Cash Collateral Account" means the interest-bearing cash collateral account to be established and maintained by the Agent, over which the Agent shall have sole dominion and control, upon such terms as may be satisfactory to the Agent.

                 "Lenders" means the Initial Lenders, the Issuing Lenders, the Swing Line Bank and each Person that shall become a party hereto pursuant to Section 8.07(a), (b) and (c) and, except when used in reference to a Revolving Credit Advance, a Revolving Credit Borrowing, a Revolving Credit Note, a Revolving Credit Commitment or a related term, each Designated Bidder.

                 "Letter of Credit" has the meaning specified in Section
         2.01(c).

                 "Letter of Credit Advance" means an advance made by any Issuing Lender pursuant to Section 2.04(b).

                 "Letter of Credit Facility" means $100,000,000, as such amount may be reduced pursuant to Section 2.05.

                 "Letter of Credit Request" has the meaning specified in
         Section 2.04(a).

                 "LIBO Rate" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Reference Banks' respective ratable shares of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period. The LIBO Rate for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                 "LIBO Rate Advances" has the meaning specified in Section 2.03(a)(i).

                 "Lien" means any lien, security interest or other charge or encumbrance of any kind, including, without limitation, any easement, right of way or other encumbrance of record on title to real property.

                 "Loan Documents" means this Agreement, each Note executed hereunder and each Letter of Credit.

                 "Managing and Co-Syndication Agents" means Bankers Trust Company, Bank of Montreal, Canadian Imperial Bank of Commerce, Chemical Bank and Morgan Guaranty Trust Company of New York.

                 "Mandatory Reduction Date" has the meaning specified in
         Section 2.05(b).

                 "Material Adverse Change" means any material adverse change in the condition (financial or otherwise) or operations of the Borrower and its Subsidiaries taken as a whole; provided, however, that any such adverse change that is contemplated in either of the Current Plans or results from any action taken pursuant to or in accordance with either of the Current Plans shall not constitute a Material Adverse Change hereunder.

                 "Material Adverse Effect" means a material adverse effect on
         (a) the condition (financial or otherwise) or operations of the Borrower and its Subsidiaries taken as a whole; provided, however, that any such adverse effect that is contemplated in either of the Current Plans or results from any action taken pursuant to or in accordance with either of the Current Plans shall not constitute a Material Adverse Effect hereunder, (b) the rights and remedies of the Agent or any Lender under any Loan Document or (c) the ability of the Borrower to perform its obligations under any Loan Document.

                 "Material Subsidiaries" means all of the Borrower's Subsidiaries excluding (i) each Subsidiary listed on Schedule II hereto and (ii) any other Subsidiary hereafter formed or acquired unless or until the Borrower's direct or indirect investment therein exceeds $10,000,000 or the assets of such Subsidiary exceeds $25,000,000.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                 "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                 "Note" means a Revolving Credit Note or a Competitive Bid
         Note.

                 "Notice of Borrowing" means a Notice of Revolving Credit Borrowing, a Notice of Swing Line Borrowing or a Notice of Competitive Bid Borrowing.

                 "Notice of Competitive Bid Borrowing" has the meaning specified in Section 2.03(a).

                 "Notice of Revolving Credit Borrowing" has the meaning specified in Section 2.02(a).

                 "Notice of Swing Line Borrowing" has the meaning specified in
         Section 2.02(b).

                 "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                 "Performance Letter of Credit" means a nontransferable standby Letter of Credit to support certain performance obligations, other than any payment obligation, of the Borrower or the Borrower's Subsidiaries.

                 "Permitted Liens" means (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business;
         (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not themselves render such title unmarketable or materially adversely affect the use of such property for its present purposes; and (e) pledges or deposits to secure the performance of bids, contracts, leases, surety or appeal bonds or other obligations of a like nature.

                 "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                 "Plans of Reorganization" means (i) the Borrower's plan of reorganization (including all exhibits thereto) ultimately confirmed by the Bankruptcy Court in the Borrower's Reorganization Case and (ii) CGTC's plan of reorganization (including all exhibits thereto) ultimately confirmed by the Bankruptcy Court in CGTC's Reorganization Case.

                 "Pro Rata Share" of any amount means, with respect to any Lender or any Swing Line Bank, as the case may be, at any time, the product of such amount times, in the case of a Lender, a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the aggregate amount of the Revolving Credit Commitments of all Lenders at such time and, in the case of a Swing Line Bank, a fraction the numerator of which is the amount of such Swing Line Bank's Swing Line Commitment at such time and the denominator of which is the aggregate amount of the Swing Line Commitments of all Swing Line Banks at such time.

                 "PUHCA" means the Public Utility Holding Company Act of 1935, as amended from time to time.

                 "Reference Banks" means Citibank and Canadian Imperial Bank of Commerce.

                 "Register" has the meaning specified in Section 8.07(g).

                 "Reorganization Case" means each of the Borrower's and CGTC's case pursuant to Chapter 11 of the Bankruptcy Code administered in the Bankruptcy Court under case nos. 91-803(HSB) and 91-804 (HSB).

                 "Required Lenders" means at any time Lenders owed at least 51% of the then aggregate unpaid principal amount of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Revolving Credit Commitments.

                 "Revolving Credit Advance" means an advance by a Lender to the Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance, a CD Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

                 "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

                 "Revolving Credit Commitment" has the meaning specified in
         Section 2.01(a).

                 "Revolving Credit Facility" means, at any time, the aggregate amount of the Lenders' Revolving Credit Commitments at such time.

                 "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

                 "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

                 "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                 "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),
         (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                 "Swing Line Advance" means an advance made by a Swing Line Bank pursuant to Section 2.01(b).

                 "Swing Line Banks" means Citibank and such other Lenders mutually acceptable to the Borrower and the Agent.

                 "Swing Line Borrowing" means a Borrowing consisting of a Swing Line Advance made by a Swing Line Bank.

                 "Swing Line Commitment" has the meaning specified in Section 2.01(b).

                 "Swing Line Facility" has the meaning specified in Section 2.01(b).

                 "Tangible Net Worth" means, at any time, the excess of total assets over total liabilities of the Borrower and its Subsidiaries at such time, on a Consolidated basis, total assets and total liabilities each to be determined in accordance with GAAP, excluding, however, from the determination of total assets (i) goodwill, organizational expenses, research and development expenses, trademark, trade names, copyrights, patents, patent applications, licenses and rights if any thereof, and other similar intangibles, (ii) all prepaid expenses and deferred charges (other than those of the type incurred by the Borrower and its Subsidiaries in the ordinary course of business on or immediately prior to the date hereof) or unamortized debt discount and expense, (iii) all reserves carried and not deducted from assets, (iv) treasury stock, (v) securities (other than investments which are accounted for pursuant to GAAP as investments or property, plant and equipment) which are not readily marketable, (vi) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or indebtedness, except to the extent such capital stock or indebtedness is included in total liabilities pursuant to GAAP, (vii) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to June 30, 1995, other than write-ups of assets of a going concern business made within 12 months after the acquisition of such business pursuant to GAAP, and (viii) any items not included in clauses (i) through (vii) above which are treated as intangibles in conformity with GAAP; provided, however, that notwithstanding the foregoing exclusions, regulatory assets recorded on the Consolidated balance sheet of the Borrower and its Subsidiaries shall not be excluded for purposes of determining Tangible Net Worth.

                 "Termination Date" means the earlier of (i) the fifth anniversary of the Effective Date and (ii) the date of termination in whole of the Revolving Credit Commitments pursuant to Section 2.05 or 6.01.

                 "Total Debt" means, at any time, all Debt (including, without limitation, the aggregate outstanding principal amount of all Advances hereunder) of the Borrower and its Subsidiaries, on a Consolidated basis at such time.

                 "Type" has the meaning specified in the definition of "Revolving Credit Advance".

                 "UCP" has the meaning specified in Section 8.09.

                 "Unused Revolving Credit Commitment" means at any time, (a) the aggregate Revolving Credit Commitment at such time (giving effect to the Competitive Bid Reduction, if any, at such time) minus (b) the sum, without duplication, of (i) the aggregate principal amount of all Revolving Credit Advances made by all Lenders and outstanding at such time, plus (ii) (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made all Issuing Lenders pursuant to
         Section 2.03(c) and outstanding at such time.

                 "U.S. Dollar" and the sign "$" each means lawful money of the United States.

                 "U.S. Dollar Equivalent" means, with respect to any Canadian Dollar Letter of Credit Advance or the Available Amount of any Canadian Dollar Letter of Credit, on any date of determination, the equivalent in U.S. Dollars of an amount in Canadian Dollars, determined at the rate of exchange quoted by Reuters BOFC page, at 12:00 p.m. (New York City time) on such date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of Canadian Dollars with U.S. Dollars.

                 "Voting Stock" means outstanding capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                 "Wholly-Owned Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) 100% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),
         (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Wholly-Owned Subsidiaries or by one or more of such Person's other Wholly-Owned Subsidiaries.

                 SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                 SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, as in effect on the date hereof, consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").


                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

                 SECTION 2.01. The Advances. (a) The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof under the caption "Revolving Credit Commitment" or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(g), as such amount may and shall be reduced pursuant to Section 2.05 (such Lender's "Revolving Credit Commitment"), provided that the aggregate amount of the Revolving Credit Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the Revolving Credit Commitments shall be allocated among the Lenders ratably according to their respective Revolving Credit Commitments (such deemed use of the aggregate amount of the Revolving Credit Commitments being a "Competitive Bid Reduction") and; provided further that no Revolving Credit Borrowing shall be made if, following the making of such Revolving Credit Borrowing the aggregate amount of the Advances then outstanding would exceed the aggregate amount of the Revolving Credit Commitments of the Lenders. Each Revolving Credit Borrowing (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances made by any Swing Line Bank or outstanding Letter of Credit Advances made by any Issuing Lender) shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, an aggregate amount equal to the amount by which the aggregate amount of a proposed Competitive Bid Borrowing requested by the Borrower exceeds the aggregate amount of Competitive Bid Advances offered to be made by the Lenders and accepted by the Borrower in respect of such Competitive Bid Borrowing, if such Competitive Bid Borrowing is made on the same date as such Revolving Credit Borrowing) and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments. Within the limits of each Lender's Revolving Credit Commitment, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.11 and reborrow under this Section 2.01(a).

                 (b) The Swing Line Advances. Each Swing Line Bank severally agrees, on the terms and conditions hereinafter set forth, to make Swing Line Advances to the Borrower from time to time on any Business Day from the Effective Date until the Termination Date in an aggregate amount which shall not exceed at any time outstanding the amount set opposite such Swing Line Bank's name on the signature pages hereof under the caption "Swing Line Commitments", as such amount may be reduced pursuant to Section 2.05(c) (such amount, as it may have been so reduced, being such Swing Line Bank's "Swing Line Commitment"); provided, however, that the aggregate amount of all Swing Line Advances outstanding at any time shall not exceed $15,000,000 (the "Swing Line Facility") and, provided further that no Swing Line Borrowing shall be made if, following the making of such Swing Line Borrowing, either (i) the Unused Revolving Credit Commitments of the Lenders shall be less than the aggregate unpaid principal amount of the Swing Line Advances or (ii) the aggregate amount of the Advances then outstanding would exceed the aggregate amount of the Revolving Credit Commitments of the Lenders. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $100,000 or an integral multiple of $10,000 in excess thereof and shall be made as a Base Rate Advance. The terms and conditions of the Swing Line Commitment of any Swing Line Bank and the Swing Line Advances made by any such Swing Line Bank (other than terms and conditions relating to the interest rate, tenor or term of any such Swing Line Advance) may be modified from the terms and conditions provided herein upon mutual agreement of the Borrower and such Swing Line Bank. Within the limits of the Swing Line Facility and within the limits referred to in this Section, the Borrower may borrow under this Section 2.01(b), repay pursuant to Section 2.06 or prepay pursuant to Section 2.11 and reborrow under this Section 2.01(b).

                 (c) Letters of Credit. Each Issuing Lender severally agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (each a "Letter of Credit") for the account of the Borrower from time to time on any Business Day during the period from the Effective Date until 60 days before the Termination Date; provided that the aggregate Available Amount of all Letters of Credit shall not exceed at any time outstanding the lesser of
(i) $100,000,000 and (ii) the aggregate amount of the Revolving Credit Commitments at such time; and provided further that each Letter of Credit issued hereunder shall be either a standby Financial Obligation Letter of Credit or a standby Performance Letter of Credit. Classification of a Letter of Credit as a Financial Obligation Letter of Credit or a Performance Letter of Credit shall be determined by the Agent in its reasonable discretion. No Letter of Credit shall have an expiration date later than one year from the date of issuance (excluding any provisions for the extension thereof contained in such Letter of Credit) and under no circumstances shall any Letter of Credit have an expiration date later than the Termination Date. Each Issuing Lender severally agrees, on the terms and conditions hereinafter set forth, to issue Letters of Credit in either U.S. Dollars or Canadian Dollars. The U.S. Dollar Equivalent of each Canadian Dollar Letter of Credit Advance and of the Available Amount of each Canadian Dollar Letter of Credit shall be recalculated hereunder on each date on which it shall be necessary to determine the Unused Revolving Credit Commitment, or any or all Letter of Credit Advances outstanding on such date. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(c), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.04(b) and request the issuance of additional Letters of Credit under this Section 2.01(c).

                 SECTION 2.02. Making the Advances. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on (i) the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, (ii) the second Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of CD Rate Advances, and (iii) the first Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or tested telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or tested telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances or CD Rate Advances, initial Interest Period for each such Revolving

Credit Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.02; provided, however, that after giving effect to each Revolving Credit Advance made hereunder, the Unused Revolving Credit Commitment shall be equal to or greater than the amount of Swing Line Advances then outstanding, plus interest accrued and unpaid to and as of such date.

                 (b) Each Swing Line Borrowing shall be made on notice, given not later than 2:00 P.M. (New York City time), or such later time as agreed to by the Borrower and the applicable Swing Line Bank, on the date of the proposed Swing Line Borrowing, by the Borrower to the applicable Swing Line Bank and the Agent. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing, or tested telex or telecopier, specifying therein the requested (i) date of such Swing Line Borrowing, (ii) amount of such Swing Line Borrowing and (iii) maturity of such Swing Line Borrowing (which maturity shall be no later than the tenth day after the requested date of such Borrowing). The applicable Swing Line Bank will make the amount of each Swing Line Advance available to the Agent at the Agent's Account, in same day funds or make such amount available to the Borrower as agreed between such applicable Swing Line Bank and the Borrower.

                 (c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than $10,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or
2.13 and (ii) Revolving Credit Advances may not be outstanding as part of more than twelve separate Borrowings; provided, however, that for purposes of the limitation set forth in clause (ii) of this sentence, all Borrowings consisting of Base Rate Advances shall constitute a single Borrowing.

                 (d) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances or CD Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense to the extent incurred by such Lender as a direct result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

                 (e) Unless the Agent shall have received notice from the Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Revolving Credit Commitment that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay or pay to the Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under
Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

                 (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                 SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the Effective Date until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided that, following the making of each Competitive Bid Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Revolving Credit Commitments of the Lenders (computed without regard to any Competitive Bid Reduction).

                 (i) The Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Agent, by telecopier or tested telex, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (v) date of such proposed Competitive Bid Borrowing, (w) aggregate amount of such proposed Competitive Bid Borrowing, (x) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, maturity date for repayment of each Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 10 days after the date of such Competitive Bid Borrowing or later than the earlier of (I) 180 days after the date of such Competitive Bid Borrowing and (II) the Termination Date), (y) interest payment date or dates relating thereto, and (z) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than 10:00 A.M. (New York City time) (A) at least two Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "Fixed Rate Advances") and (B) at least five Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the rates of interest be offered by the Lenders are to be based on the LIBO Rate (the Advances comprising such Competitive Bid Borrowing being referred to herein as "LIBO Rate Advances"). Subject to clause
         (iii)(x) below, each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower. The Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

                 (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) one Business Day prior to the date of the proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Revolving Credit Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

                 (iii) The Borrower shall, in turn, before 11:00 A.M. (New York City time) one Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

                          (x) cancel such Competitive Bid Borrowing by giving the Agent notice to that effect, or

                          (y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect. The Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate; provided, however, that such allocation may be adjusted upward or downward, as necessary, to make the amount to be borrowed from each Lender equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                 (iv) If the Borrower notifies the Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

                 (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause
         (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the Agent's address referred to in
         Section 8.02. Promptly after each Competitive Bid Borrowing the Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

                 (vi) If the Borrower notifies the Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense to the extent incurred by such Lender as a direct result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

                 (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

                 (c) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this
Section 2.03.

                 (d) The Borrower shall repay to the Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above), the then unpaid principal amount of such Competitive Bid Advance. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance except as specified in the Notice of Competitive Bid Borrowing relating thereto.

                 (e) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Borrower shall pay simple interest on the amount of past-due principal of and interest on each Competitive Bid Advance owing to a Lender and any past-due fees relating thereto, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

                 (f) The indebtedness of the Borrower resulting from each Competitive Bid Advance made to the Borrower as part of a Competitive Bid Borrowing shall be evidenced by a Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Advance.

                 (g) Upon delivery of each Notice of Competitive Bid Borrowing, the Borrower shall pay a non-refundable fee of $3,500 to the Agent for its own account.

                 SECTION 2.04. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon request, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit (or such shorter notice as agreed between the Borrower and any Issuing Lender), by the Borrower to the Agent, which shall give to each Issuing Lender prompt notice thereof by tested telex, telecopier or cable.
Each such request for issuance of a Letter of Credit (a "Letter of Credit Request") shall be by telephone, confirmed immediately in writing, or telecopier or tested telex substantially in the form of Exhibit B-3 hereto, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) currency and Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit (which shall not be more than one year from the date of issuance), (D) name and address of the beneficiary of such Letter of Credit and
(E) form of such Letter of Credit. If the requested form of such Letter of Credit is reasonably acceptable to the Issuing Lender, the Issuing Lender will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in
Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. Within a reasonable time after the issuance of each Letter of Credit hereunder, the Agent shall provide notice thereof and a copy of such Letter of Credit to each Lender.

                 (b) Drawing and Reimbursement. (i) The payment by any Issuing Lender of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Lender of an Advance (each being a "Letter of Credit Advance"), which initially shall be a Base Rate Advance (subject to Section 2.10), in the amount of such draft; provided, however, that if, at the time of any such drawing under a Letter of Credit the Borrower is not able to satisfy each of the conditions set forth in Section 3.02, such drawing shall not constitute an advance hereunder and the Borrower shall immediately reimburse the Issuing Lender for such amount drawn. The payment by any Issuing Lender of a draft drawn under any Canadian Dollar Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Lender of a Canadian Dollar Letter of Credit Advance; provided, however, that if, at the time of any such drawing under a Canadian Dollar Letter of Credit the Borrower is not able to satisfy each of the conditions set forth in Section 3.02, such drawing shall not constitute an Advance hereunder and the Borrower shall immediately reimburse the Issuing Lender for such amount drawn. Upon the making of a Canadian Dollar Letter of Credit Advance, the amount of such Advance in Canadian Dollars shall be immediately converted to the U.S. Dollar Equivalent and shall thereafter constitute a Base Rate Advance in the amount of such U.S. Dollar Equivalent. Upon written demand by any Issuing Lender with an outstanding Letter of Credit Advance, with a copy of such demand to the Agent, each other Lender shall purchase from such Issuing Lender, and such Issuing Lender shall sell and assign to each such other Lender, such other Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Agent for the account of such Issuing Lender, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such other Lender; provided, however, that so long as such written demand shall be made by any such Issuing Lender within two Business Days of the making of such Letter of Credit Advance, each such purchasing Lender shall also pay its Pro Rata Share of the interest accrued on such Letter of Credit Advance through the date of such demand and; provided further, that if any Lender's public debt rating (as such term is defined in the definition of "Applicable Margin") falls below BBB- or Baa3 by S&P or Moody's, respectively, such Lender shall immediately cash collateralize its Pro Rata Share of the Available Amount of all Letters of Credit issued and outstanding at such time by depositing such amount into the L/C Cash Collateral Account. Promptly after receipt of all such funds from the purchasing Lenders, the Agent shall transfer such funds to such Issuing Lender. The Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (A) the Business Day on which demand therefor is made by the Issuing Lender which made such Advance, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (B) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Lender to any other Lender of a portion of a Letter of Credit Advance, such Issuing Lender represents and warrants to such other Lender that such Issuing Lender is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, this Agreement or any party hereto. If and to the extent that any Lender shall not have so made the amount of such Letter of Credit Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Lender until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of such Issuing Lender, as applicable. If such Lender shall pay to the Agent such amount for the account of such Issuing Lender on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Lender shall be reduced by such amount on such Business Day.

                 (ii) If the Borrower has commenced any action or proceeding seeking to enjoin or preclude the payment or drawing with respect to any Letter of Credit, and such action or proceeding is not concluded on or prior to the Termination Date, the Agent may make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Agent on behalf of the Lenders in same day funds at the Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the Available Amount of any such Letter of Credit.

                 (c) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.04(b) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

                 SECTION 2.05. Termination or Reduction of Commitments. (a) Optional Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Revolving Credit Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and provided further that the aggregate amount of the Revolving Credit Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Competitive Bid Advances then outstanding.

                 (b) Mandatory Reduction of Revolving Credit Commitments. The aggregate Revolving Credit Commitment of all Lenders shall be reduced pro rata on December 31, 1997 and on the last day of each March, June, September and December thereafter until and including September 30, 2000 (each such date being a "Mandatory Reduction Date") such that the aggregate Revolving Credit Commitment on each Mandatory Reduction Date shall be no greater than the amount set forth below (such amounts being subject to further reduction, from time to time, pursuant to Section 2.05(a)):

                                                               Revolving Credit
               Mandatory Reduction Date                           Commitment
               ------------------------                           ----------
                 December 31, 1997                              $975,000,000
                 March 31, 1998                                 $950,000,000
                 June 30, 1998                                  $925,000,000
                 September 30, 1998                             $900,000,000
                 December 31, 1998                              $875,000,000
                 March 31, 1999                                 $850,000,000
                 June 30, 1999                                  $825,000,000
                 September 30, 1999                             $800,000,000
                 December 31, 1999                              $775,000,000
                 March 31, 2000                                 $750,000,000
                 June 30, 2000                                  $725,000,000
                 September 30, 2000                             $700,000,000

                 (c) Optional Termination or Reduction of Swing Line Commitments. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the Swing Line Commitments of the Swing Line Banks, provided that each such partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                 SECTION 2.06. Repayment of Advances. (a) Revolving Credit Advances. The Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

                 (b) Swing Line Advances. The Borrower shall repay to the Agent for the account of the applicable Swing Line Bank and each other Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the tenth day after the requested date of such Borrowing) and the Termination Date.

                 (c) Letter of Credit Advances. (i) The Borrower shall repay to the Agent for the account of each Issuing Lender and each other Lender that has made a Letter of Credit Advance on the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them (irrespective of whether any such Letter of Credit Advance was made before, on or, if in accordance with applicable law, after the expiry date stated in the applicable Letter of Credit).

                 (ii) The obligations of the Borrower under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                 (A) any lack of validity or enforceability of this Agreement, any Letter of Credit or any Letter of Credit Request;

                 (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the Letters of Credit;

                 (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Lender or any other Person, whether in connection with the transactions contemplated by the Letter of Credit or any unrelated transaction;

                 (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid or any statement therein being untrue or inaccurate in any respect;

                 (E) payment by any Issuing Lender under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit so long as such draft or certificate substantially complies; or

                 (F) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

                 SECTION 2.07. Interest on Advances. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance (excluding Competitive Bid Advances) owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                 (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                 (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance plus (y) the

         Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                 (iii) CD Rate Advances. During such periods as such Advance is a CD Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Adjusted CD Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than 90 days, on each day that occurs during such Interest Period every 90 days from the first day of such Interest Period and on the date such CD Advance shall be Converted or paid in full.

                 (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Borrower shall pay simple interest on (i) the unpaid principal amount of each Advance (excluding Competitive Bid Advances) owing to each Lender, payable in arrears on the dates referred to in clause (a)(i), (a)(ii) or (a)(iii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i), (a)(ii) or (a)(iii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

                 (c) Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Advance of such Lender during such periods as such Advance is a Eurodollar Rate Advance, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for such Interest Period for such Eurodollar Rate Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Eurodollar Rate Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Agent.

                 SECTION 2.08. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate, each Adjusted CD Rate and each LIBO Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i), (ii) or (iii) or for purposes of any LIBO Rate Advance, and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under
Section 2.07(a)(ii) or (iii) or any LIBO Rate Advance.

                 (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent prior to the commencement of the Interest Period therefor that the Eurodollar Rate for such Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                 (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances or any CD Rate Advance in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

                 (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances or CD Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances.

                 (e) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurodollar Rate Advance and CD Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances or CD Rate Advances shall be suspended.

                 (f) If none of the Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate, Adjusted CD Rate or LIBO Rate for any Eurodollar Rate Advances, CD Rate Advances or LIBO Rate Advances, as the case may be:

                 (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances, CD Rate Advances or LIBO Rate Advances, as the case may be,

                 (ii) with respect to Eurodollar Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                 (iii) the obligation of the Lenders to make Eurodollar Rate Advances, CD Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                 SECTION 2.09. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender (other than the Designated Bidders) a facility fee on the daily aggregate amount of such Lender's Revolving Credit Commitment from the earlier of (i) the Effective Date or (ii) 30 days following the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender (but not prior to the earlier of (i) the Effective Date or (ii) 30 days following the date hereof) in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 1995, and on the Termination Date.

                 (b)      Swing Line Bank Fee.   The Borrower agrees to pay to
the Agent for the account of each Swing Line Bank a facility fee on such Swing Line Bank's Pro Rata Share of the Swing Line Facility from the earlier of (i) the Effective Date or (ii) 30 days following the date hereof in the case of an Initial Swing Line Bank and from the date that it became a Swing Line Bank (but not prior to the earlier of (i) the Effective Date or (ii) 30 days following the date hereof) in the case of each other Swing Line Bank until the Termination Date at a rate per annum equal to the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 1995, and on the Termination Date.

                 (c) Participation Fee. The Borrower shall pay to the Agent for the account of each Initial Lender a one time, up-front fee equal to a percentage (as agreed between the Borrower and the Arranger) of such Initial Lender's Revolving Credit Commitment.

                 (d) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

                 (e) Arranger's Fee. The Borrower shall pay to the Arranger for its own account such fees as agreed between the Borrower and the Arranger.

                 (f) Managing and Co-Syndication Agents' Fee. The Borrower shall pay to the Agent for the account of each Managing and Co-Syndication Agent such fees as agreed between the Borrower and the Agent.

                 (g) Letter of Credit Fees. (i) The Borrower shall pay to the Agent for the account of each Lender a commission on such Lender's Pro Rata Share of the daily aggregate Available Amount (in U.S. Dollars) of all Letters of Credit outstanding from time to time at the rate per annum equal to
(A) the Applicable Margin for Eurodollar Rate Advances for Financial Obligation Letters of Credit and (B) 50% of the Applicable Margin for Eurodollar Rate Advances for Performance Letters of Credit, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing December 31, 1995, and on the Termination Date.

                 (ii) The Borrower shall pay to the Agent for the account of each Issuing Lender a commission on the daily aggregate Available Amount (in U.S. Dollars) of all Letters of Credit issued by such Issuing Lender and outstanding from time to time at the rate per annum equal to 1/8 of 1%, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing December 31, 1995, and on the Termination Date.

                 SECTION 2.10. Optional Conversion of Revolving Credit Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.13, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of another Type or change the Interest Period therefor into another permissible Interest Period; provided, however, that (i) in the event that any Conversion of Eurodollar Rate Advances or CD Rate Advances into Base Rate Advances is made on a day other than the last day of an Interest Period for such Eurodollar Rate Advances or CD Rate Advances, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c), (ii) each Conversion shall be of Advances in an aggregate amount not less than $10,000,000, (iii) no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and (iv) each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the appropriate Lenders in accordance with their Revolving Credit Commitments under such Facility. Each such notice of a Conversion shall, within the restrictions specified above, specify (A) the date of such Conversion, (B) the Advances to be Converted and (C) if such Conversion is into Eurodollar Rate Advances or CD Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                 SECTION 2.11. Prepayments of Advances. (a) Optional. The Borrower may, upon (i) at least three Business Days' notice in the case of a Eurodollar Rate Advance or CD Rate Advance, (ii) at least one Business Days' notice in the case of a Base Rate Advance and (iii) same day notice in the case of a Swing Line Advance, in each case to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of such Advances (other than Competitive Bid Advances) comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof (or, in the case of Swing Line Advances, the full amount of any such Swing Line Advance); provided, however, that following each partial prepayment of any Eurodollar Rate Advance the remaining outstanding amount of such Advance shall be at least $10,000,000 and (y) in the event of any such prepayment of a Eurodollar Rate Advance or CD Rate Advance other than on the last day of the Interest Period therefor, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

                 (b) Mandatory. (i) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances, (y) the Letter of Credit Advances and (z) the Swing Line Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day. If, after giving effect to the foregoing prepayments, the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility, then the Borrower shall pay to the Agent on behalf of the Lenders and the Issuing Lenders in same day funds, for deposit in the L/C Cash Collateral Account, an aggregate amount equal to such excess in accordance with arrangements reasonably satisfactory to the Agent. For purposes of determining, at any time, the aggregate principal amount of Letter of Credit Advances or the aggregate Available Amount of all Letters of Credit then outstanding at such time, the aggregate principal amount of all Canadian Dollar Letter of Credit Advances and the aggregate Available Amount of all Canadian Dollar Letters of Credit outstanding at such time shall be converted to the U.S. Dollar Equivalent determined as at such time.

                 (ii) Prepayments made pursuant to clause (i) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, and third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full.

                 (iii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. If any payment required to be made under this
Section 2.05(b) on account of Eurodollar Rate Advances or CD Rate Advances would be made other than on the last day of the applicable Interest Period therefor, the Borrower may, in lieu of prepaying such Advance, deposit the amount of such payment in the Cash Collateral Account until the last day of the applicable Interest Period at which time such payment shall be made.

                 SECTION 2.12. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation, with respect to any Eurodollar Rate Advance or CD Rate Advance, after the date hereof, and with respect to any LIBO Rate Advance, after the date on which one or more Lenders offered to make such LIBO Rate Advance or
(ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), adopted or made, with respect to any Eurodollar Rate Advance or CD Rate Advance, after the date hereof, and with respect to any LIBO Rate Advance, after the date on which one or more Lenders offered to make such LIBO Rate Advance, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, CD Rate Advances or LIBO Rate Advances (excluding for purposes of this Section 2.12 any such increased costs resulting from taxes, including Taxes and Other Taxes (as to which Section 2.15 shall govern)), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost to the extent actually incurred; provided, however, that, before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the sole reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, setting forth the basis therefor in reasonable detail, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                 (b) If any Lender reasonably determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) adopted after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such

Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder to the extent actually incurred; provided, however, that, before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such additional amounts payable under this subsection (b) and would not, in the sole reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to such amounts setting forth the basis therefor in reasonable detail, submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

                 (c) Notwithstanding any other provision in this Section 2.12, no Lender shall be entitled to demand compensation pursuant to this
Section 2.12 unless, at such time, it is the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other comparable credit agreements with borrowers of similar credit quality. The Borrower shall pay each Lender the amount shown as due on any certificate delivered by such Lender pursuant to subsection (a) or (b) above within 30 days after its receipt of the same.

                 (d) No Lender shall be entitled to compensation under this Section 2.12 for any costs incurred or reductions suffered with respect to any event or circumstance unless such Lender shall have notified the Borrower, not more than 120 days after such Lender becomes aware of such event or circumstance, that it will demand compensation for such costs or reductions in a certificate described in the last sentence of each of subsections (a) and (b) above.

                 SECTION 2.13. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent and the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or LIBO Rate Advances or to fund or maintain Eurodollar Rate Advances or LIBO Rate Advances hereunder, (i) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances, as the case may be, or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended, whereupon any request by the Borrower for a Borrowing comprised of Eurodollar Rate Advances shall be deemed a request for a Base Rate Advance until the affected Lender shall notify the Agent and the Borrower that the circumstances causing such suspension no longer exist and (ii) the Lenders may require that all outstanding Eurodollar Rate Advances and LIBO Rate Advances, as the case may be, made by it be Converted to Base Rate Advances, in which event all such Eurodollar Rate Advances and LIBO Rate Advances, as the case may be, shall be automatically Converted to Base Rate Advances as of the effective date of such notice; provided, however, that each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would enable such Lender to withdraw its notice under this Section and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. In the event any Lender shall notify the Agent and the Borrower of the occurrence of the circumstances causing such suspension under this Section, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Rate Advances or LIBO Rate Advances that would have been made by such Lender or the Converted Eurodollar Rate Advances shall instead be applied to repay the Base Rate Advances made by such Lender in lieu of such Eurodollar Rate Advances or LIBO Rate Advances, or resulting from the Conversion of such Eurodollar Rate Advances. For purposes of this Section 2.13, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Rate Advance and LIBO Rate Advance, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Rate Advance or LIBO Rate Advance, as the case may be; in all other cases such notice shall be effective on the date of the occurrence of the circumstances causing such suspension.

                 SECTION 2.14. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes and any Letter of Credit not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.12, 2.15 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes and any Letter of Credit in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                 (b) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, Adjusted CD Rate or the Federal Funds Rate and of facility fees and Letter of Credit fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                 (c) Whenever any payment hereunder or under the Notes or any Letter of Credit shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                 (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

                 SECTION 2.15. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized, managed or controlled or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made under any Note or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or any the Note (hereinafter referred to as "Other Taxes").

                 (c) The Borrower shall indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this
Section 2.15) imposed on or paid by such Lender or the Agent (as the case may
be) and any liability (including, without limitation, penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

                 (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in
Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes imposed by the jurisdiction from which such payment is made. For purposes of this subsection (d) and subsection
(e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                 (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) the lesser of (i) the United States withholding tax, if any, applicable with respect to the Lender assignee on such date and (ii) the United States withholding tax, if any, applicable with respect to the Lender assignor on such date. For purposes of this subsection (e), the term Assignment and Acceptance shall include a change in the Applicable Lending Office of a Lender. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                 (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.15(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.15(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes and any cost or expense incurred by the Borrower in connection therewith shall be promptly reimbursed by such Lender.

                 (g) If a Lender or the Agent receives a refund from a taxing authority in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15, it shall within 30 days from the date of such receipt pay over such refund to the Borrower, net of all out-of-pocket expenses of such Lender or the Agent; provided, however, that the Borrower, upon the request of such Lender or the Agent, agrees to repay the amount paid over to the Borrower to such Lender or the Agent in the event such Lender or the Agent is required to repay such refund to such taxing authority.

                 (h) Any Lender claiming any indemnity payment or additional amounts payable pursuant to this Section 2.15 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                 SECTION 2.16. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Section 2.12, 2.15 or 8.04(c)) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                 SECTION 2.17. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, making distributions to creditors required under the Plans of Reorganization.


                                  ARTICLE III

                    CONDITIONS TO EFFECTIVENESS AND LENDING

                 SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date occurring not later than December 31, 1995 (the "Effective Date") on which the following conditions precedent have been satisfied:

                 (a) There shall have occurred no Material Adverse Change since December 31, 1994.

                 (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Material Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) is reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 3.01(b) hereto (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, and there shall have been no material adverse change in the status, or financial effect on the Borrower and its Material Subsidiaries taken as a whole, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto.

                 (c) All governmental, regulatory and third party consents and approvals necessary in connection with the transactions contemplated hereby (including, without limitation, all consents and approvals required under PUHCA) shall have been obtained (without the imposition of any conditions that are not acceptable in the reasonable judgment of the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

                 (d) The Borrower shall have notified the Agent in writing as to the proposed Effective Date.

                 (e) The Borrower shall have paid all fees and expenses of the Agent and fees of the Lenders (including the fees and expenses of counsel to the Agent) and fees of the Managing and Co-Syndication Agents then due; provided that the Borrower shall not be required to pay any expenses (including fees and expenses of counsel to the Agent) on the Effective Date unless the Borrower shall have received an invoice therefor at least three Business Days prior to the Effective Date.

                 (f) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                          (i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date,

                          (ii) No event has occurred and is continuing that constitutes a Default, and

                          (iii) The Information Memorandum and all other information, exhibits and reports furnished by the Borrower to the Agent and the Lenders in connection with the negotiation of the Loan Documents, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                 (g) The Borrower shall have received, and shall continue to maintain as of the Effective Date, a long term unsecured debt rating equal to or higher than BBB- from S&P and equal to or higher than Baa3 from Moody's.

                 (h) The Bankruptcy Court shall have entered an order or orders confirming the Plans of Reorganization, and such order or orders shall not have been judicially stayed.

                 (i) The Borrower or CGTC shall not have waived any material condition of the Plans of Reorganization without the consent of the Agent and the Lenders and all material changes and deviations in the Plans of Reorganization from the Current Plans shall be satisfactory to the Agent and the Lenders.

                 (j) The Plans of Reorganization shall be substantially consummated (or will be substantially consummated with the distributions required to be made with the proceeds of the initial Revolving Credit Advance hereunder and the initial Letters of Credit issued hereunder and the other securities contemplated by the Plans of Reorganization).

                 (k) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender:

                          (i) The Revolving Credit Notes to the order of the Lenders, respectively.

                          (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving the Facilities, and of all documents evidencing other necessary corporate action, governmental and regulatory approvals and third party consents (including, without limitation, all approvals and consents required under PUHCA) with respect to this Agreement and the Notes.

                          (iii)   A certificate of the Secretary or an
                 Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                          (iv) A favorable opinion of Cravath, Swaine & Moore, counsel for the Borrower, substantially in the form of Exhibit E hereto and as to such other matters as any Lender through the Agent may reasonably request.

                          (v) A favorable opinion of Shearman & Sterling, counsel for the Agent, in form and substance satisfactory to the Agent.

                          (vi) Such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

                 SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance (other than a Competitive Bid Advance) on the occasion of each Borrowing or of each Issuing Lender to issue a Letter of Credit shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing or such issuance the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or issuance such statements are true):

                 (i)      the representations and warranties contained in
         Section 4.01 are correct on and as of the date of such Revolving Credit Borrowing, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

                 (ii) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                 SECTION 3.03. Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Agent shall have received a Competitive Bid Note payable to the order of such Lender on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.03 and substantially in the form of Exhibit A-2 hereto, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Bid Borrowing such statements are true):

                 (a)      the representations and warranties contained in
         Section 4.01 are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

                 (b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default, and

                 (c) no event has occurred and no circumstance exists as a result of which the information concerning the Borrower that has been provided to the Agent and each Lender by the Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                 SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date, which notice shall be conclusive and binding.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                 (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                 (b) The execution, delivery and performance by the Borrower of each of the Loan Documents to which the Borrower is a party, and the consummation of the transactions contemplated thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (A) contravene (i) the Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or, to the Borrower's knowledge, affecting the Borrower (except that certain orders are required under PUHCA for the performance of this Agreement and the execution, performance and delivery of any Note hereunder, which orders have been obtained) or
         (B) result in the imposition of any Lien.

                 (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of any Loan Document to which the Borrower is a party, except for those authorizations, approvals, actions, notices and filings (including any such authorizations, approvals, actions, notices and filings required under PUHCA for the performance of this Agreement and the execution, performance and delivery of any Note hereunder) listed on Schedule 4.01(c) hereto, all of which, as of the Effective Date, have been duly obtained, taken, given or made and are in full force and effect.

                 (d) This Agreement has been, and each of the other Loan Documents to which the Borrower is a party when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the other Loan Documents to which the Borrower is a party when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms.

                 (e) The Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1994, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Arthur Andersen, LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 1995, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the nine months then ended, duly certified by the chief accounting officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as of September 30, 1995, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 1994, there has been no Material Adverse Change.

                 (f) The Borrower is a "holding company" and each of the Borrower's Subsidiaries is a "subsidiary company" of the Borrower within the meaning of PUHCA; provided, however, that this representation shall be applicable only so long as PUHCA shall not be abolished or repealed.

                 (g) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, against or, to the Borrower's knowledge, affecting the Borrower or any of its Material Subsidiaries before any court, governmental agency or arbitrator that (i) is reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect in a material way the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, and there has been no material adverse change in the status, or financial effect on the Borrower and its Material Subsidiaries taken as a whole, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto.

                 (h) Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                 (i) The Borrower and each of its Material Subsidiaries is currently in compliance, in all material respects, with all applicable laws, rules, regulations and orders, including, without limitation, compliance with ERISA and Environmental Laws as provided in Section 5.01(a), except in each case to the extent that failure to do so is not reasonably likely to have a Material Adverse Effect.

                 (j) No ERISA Event has occurred or is reasonably expected to occur with respect to any ERISA Plan that is reasonably likely to result in a Material Adverse Effect.

                 (k) Neither the Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that is reasonably likely to result in a Material Adverse Effect.

                 (l) Neither the Borrower nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, where such notification, reorganization or termination is reasonably likely to result in a Material Adverse Effect.

                                   ARTICLE V

                           COVENANTS OF THE BORROWER

                 SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Revolving Credit Commitment hereunder, the Borrower will:

                 (a) Compliance with Laws, Etc. Comply, and cause each of its Material Subsidiaries to comply, in all material respects, with all material contracts to which it is a party and all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, except in each case to the extent that failure to do so is not reasonably likely to result in a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Material Subsidiaries shall be required to comply with any applicable laws, rules, regulations or orders to the extent that the validity thereof or the application thereof to the Borrower or its Subsidiary, as applicable, is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained to the extent required by generally accepted accounting principles.

                 (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Material Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property, except in each case to the extent that failure to do so is not reasonably likely to result in a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Material Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained to the extent required by generally accepted accounting principles, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                 (c) Maintenance of Insurance. Maintain, and cause each of its Material Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

                 (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, material rights (charter and statutory) and material franchises; provided, however, that (i) the Borrower may consummate any merger or consolidation permitted under
         Section 5.02(b) and (ii) subject only to Section 5.02(c), any Subsidiary may merge, consolidate or liquidate, or be sold or otherwise disposed of or sell or otherwise dispose of its assets and provided further that neither the Borrower nor any of its Material Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower and its Subsidiaries taken as a whole or the Lenders.

                 (e) Visitation Rights. At any reasonable time and from time to time, subject to reasonable prior notice to the Borrower, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Material Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Material Subsidiaries with any of their officers or directors and with their independent certified public accountants; provided that the Borrower shall be afforded an opportunity to be present during any such discussion with its independent certified public accountants.

                 (f) Keeping of Books. Keep, and cause each of its Material Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                 (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Material Subsidiaries to maintain and preserve, all of its properties (including, without limitation, all patents, trademarks and other intellectual property) that are material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                 (h) Transactions with Affiliates. Conduct, and cause each of its Material Subsidiaries to conduct, all material transactions otherwise permitted under this Agreement with any of their Affiliates (other than transactions between the Borrower and any of its Wholly-Owned Subsidiaries or between any such Wholly-Owned Subsidiaries; provided that such Wholly-Owned Subsidiaries have no Debt (other than Capital Leases) owing to any third party other than the Borrower or another of its Wholly-Owned Subsidiaries) on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; provided, however, that notwithstanding the foregoing, (i) the Borrower shall be permitted to continue its present intercompany loan program pursuant to which the Borrower makes loans to Wholly-Owned Subsidiaries at rates of interest based upon the Borrower's cost of capital and (ii) transactions between the Borrower and Wholly-Owned Subsidiaries, or between Wholly-Owned Subsidiaries, conducted at cost, shall be permitted.

                 (i)      Reporting Requirements.  Furnish to the Lenders:

                          (i) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower, Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief accounting officer of the Borrower as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                          (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower,
                 (A) a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion (without material qualification) by Arthur Andersen, LLP or other independent public accountants acceptable to the Required Lenders, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP and (B) consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year;

                          (iii) as soon as possible and in any event within three Business Days after any executive officer of the Borrower obtains knowledge of the occurrence of any Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default or event, development or occurrence reasonably likely to have a Material Adverse Effect and the action that the Borrower has taken and proposes to take with respect thereto;

                          (iv) promptly after the sending or filing thereof, copies of all reports that the Borrower sends to its security holders generally, and copies of all reports and registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange, other than registration statements filed on Form S-8, any Form 11-K or any reports or filings made pursuant to PUHCA;

                          (v) promptly after the commencement thereof (or, if later, the date that the Borrower determines that the applicable action or proceeding is of the type described in
                 Section 4.01(h)), notice of all actions and proceedings before any court, governmental agency or arbitrator against, or to the Borrower's knowledge affecting the Borrower or any of its Material Subsidiaries of the type described in Section 4.01(h);

                          (vi) promptly and in any event within 15 days after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto;

                          (vii) promptly and in any event within three Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any ERISA Plan or to have a trustee appointed to administer any ERISA Plan;

                          (viii) promptly and in any event within 10 days after the receipt thereof by the Borrower or any ERISA Affiliate, a copy of the annual actuarial report for each ERISA Plan the funded current liability percentage (as defined in Section 302(d)(8) of ERISA) of which is less than 90% or the unfunded current liability of which exceeds $10,000,000;

                          (ix) promptly and in any event within five Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A) or (B);

                          (x) promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by the Borrower or any of its Material Subsidiaries with any Environmental Law or Environmental Permit that would reasonably be expected to have a Material Adverse Effect;

                          (xi) promptly and in any event within two Business Days after receipt by the Borrower of notice of any change in the Borrower's unsecured long-term debt ratings by Moody's or S&P; and

                          (xii) such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

                 SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Revolving Credit Commitment hereunder, the Borrower will not:

                 (a) Liens. Create or suffer to exist, or permit any of its Material Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Material Subsidiaries to assign, any right to receive income, other than:

                          (i)     Permitted Liens,

                          (ii) Liens to secure obligations of the Borrower's Subsidiaries owing to the Borrower or to other direct Wholly-Owned Subsidiaries of the Borrower that have no debt outstanding other than to the Borrower,

                          (iii) Liens existing on the date hereof (and not otherwise included in any other subsection of this Section 5.02(a)) and listed on Schedule 5.02(a) hereto,

                          (iv) Liens on any property acquired by the Borrower or any of its Material Subsidiaries after the date hereof that are existing at the time such property is so acquired and not created in contemplation of the acquisition of such property,

                          (v) Liens on any property of any Person that becomes a Subsidiary of the Borrower after the date hereof that are existing at the time such Person becomes a Subsidiary, other than any such Lien created in contemplation of such Person becoming a Subsidiary,

                          (vi) Liens securing Debt of the Borrower or any of its Material Subsidiaries of the type described in Sections
                 3.03 and 3.04 of the Indenture; provided that, for purposes of this clause (vi), (A) references to "Secured Debt", "Funded Debt" or "Debt" in Sections 3.03 and 3.04 of the Indenture shall be deemed to refer to "Debt" as defined herein, (B) references to the "Company" in Section 3.03 of the Indenture shall be deemed to refer to the "Borrower" or any "Material Subsidiary" as defined herein, and (C) references to "Significant Subsidiary" in Section 3.04 of the Indenture shall be deemed to refer to any "Material Subsidiary" as defined herein,

                          (vii)   other Liens securing Debt and other
                 obligations in an aggregate principal amount not to exceed $25,000,000 outstanding, and

                          (viii) except as otherwise restricted or prohibited in the Indenture, the replacement, extension or renewal of any Lien permitted above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

                 (b) Mergers. Merge or consolidate with or into, or sell, lease, transfer or otherwise dispose of its property or assets as, or substantially as, an entirety in a single transaction or a series of transactions to, any Person, except that the Borrower may merge with any other Person so long as the Borrower is the surviving corporation (or the surviving corporation shall be approved by Lenders holding 80% of the Revolving Credit Commitments), provided, in each case, that (i) no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom and (ii) the Borrower shall be able to satisfy all of the conditions set forth in Section
         3.02 at the time of such proposed transaction and immediately thereafter.

                 (c) Sale of Assets. Sell, convey, transfer or otherwise dispose of (whether in one transaction or in a series of transactions), without the written consent of the Required Lenders,
         (i) more than 25% of its equity investments (measured as of the date of such sale, conveyance, transfer or other disposition) in or (ii) more than 25% of the fair market value (measured as of the date of such sale, conveyance, transfer or other disposition) of the assets (excluding accounts receivable and current inventory held for sale) of either one of the following groups:

                          Group I:   Columbia Gas Transmission Corporation;
                          Columbia Gulf Transmission Company

                          Group II: Columbia Gas of Kentucky, Inc.; Columbia Gas of Maryland, Inc.; Columbia Gas of Ohio, Inc.; Columbia Gas of Pennsylvania, Inc.; Commonwealth Gas Services, Inc.;

         provided, however, that in no event may the aggregate of all sales, conveyances, transfers and other dispositions by the Borrower from the Effective Date through the Termination Date result in the sale, conveyance, transfer or other disposition, without the written consent of the Required Lenders, of (i) more than 25% of its equity investments (measured as of the date hereof) in or (ii) more than 25% of the fair market value (measured as of the date hereof) of the assets (excluding accounts receivable and current inventory held for sale) of either one of the above groups and; provided further, that any sales, conveyances, transfers and other dispositions shall not be counted for purposes of this covenant to the extent that proceeds therefrom are reinvested in any of the entities listed in Group I or Group II and only to the extent that any debt incurred by such entity in connection with such reinvestment would have been permitted if the assets comprising such reinvestment were assets held as of the date of this Agreement and; provided still further, that in any calendar year, sales, conveyances, transfers or other dispositions of property in the ordinary course of business with a value of up to $10,000,000 collectively for Groups I and II shall not be counted for purposes of this covenant.

                 (d) Limitation on Subsidiary Debt. Permit its Significant Subsidiaries (as defined in the Indenture) to incur any Funded Debt (as defined in the Indenture) other than as permitted in the Indenture.

                 (e) Limitation on Material Subsidiary Funding. Enter into any agreement or understanding, and shall not permit any Material Subsidiary to (except with the Borrower) enter into any agreement or understanding, which by its terms limits, in any material respect, a Material Subsidiary's ability to make funds available to the Borrower (whether by way of dividend or other distribution or by way of repayment of intercompany indebtedness); provided, however, that the foregoing shall not prohibit (i) agreements and understandings to which a Subsidiary is a party on the date such Subsidiary first becomes a Subsidiary, (ii) customary provisions in leases and other contracts that prohibit the assignment thereof and (iii) agreements or understandings in connection with Liens permitted hereunder that apply only to the property subject to such Liens.

                 SECTION 5.03. Financial Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Revolving Credit Commitment hereunder, the Borrower will:

                 (a) Tangible Net Worth. Maintain at all times a Tangible Net Worth of not less than $1,250,000,000.

                 (b) Leverage Ratio. Maintain a ratio of Total Debt to the sum of Total Debt plus Tangible Net Worth of not greater than the amount set forth below for each relevant period set forth below:

                          Relevant Period                          Ratio
                          ---------------                          -----
                          Effective Date - 12/30/96                0.685:1.00
                          12/31/96 - 12/30/98                      0.675:1.00
                          12/31/98 - Termination Date              0.650:1.00


                                   ARTICLE VI

                               EVENTS OF DEFAULT

                 SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                 (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Loan Document within five Business Days after the same becomes due and payable; or

                 (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with or pursuant to this Agreement shall prove to have been incorrect in any material respect when made; or

                 (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d) (as it applies to the Borrower's existence) or (h), 5.01(i)(vi) through (ix),
         5.02 or 5.03, or (ii) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(e) or (i) (other than 5.01(i)(vi) through (ix)) and such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender and (iii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

                 (d) (i) The Borrower or any of its Material Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount of at least $30,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, the maturity of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; provided, however, that the foregoing clauses (ii) and (iii) shall not apply to any Debt that becomes due or is required to be repaid as a result of the sale or other disposition of, or any casualty or condemnation with respect to, any property securing such Debt, the voluntary termination of any Capitalized Lease, or other circumstances that are not in the nature of a default by or altered circumstances of the obligor in respect of such Debt; or

                 (e) The Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property under any such law and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                 (f) Any final judgment or non-appealable order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (g) (i) Any Person or two or more Persons acting in concert (excluding any thrift plan or any other employee benefit plan of the Borrower) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Borrower (determined on a fully diluted basis); or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason to constitute a majority of the board of directors of the Borrower (it being understood that, for purposes of this clause, individuals elected to become new directors of the Borrower during a 24-month period shall be deemed to have been directors of the Borrower at the beginning of such period if the election or nomination of such individuals as directors was approved by a majority of those individuals who at the beginning of such 24-month period were directors of the Borrower and any new directors so approved); or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise (excluding employment contracts with officers of the Borrower), or shall have entered into a contract or arrangement (excluding employment contracts with officers of the Borrower) that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; or

                 (h) The Borrower or any of its ERISA Affiliates shall incur, or, in the reasonable opinion of the Required Lenders, shall be reasonably likely to incur liability in excess of $10,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances (other than Letter of Credit Advances) or to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances (other than Letter of Credit Advance) and issue Letters of Credit shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                 SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Agent may, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Agent on behalf of the Lenders in same day funds at the Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Agent determines to be free and clear of any such right and claim.


                                  ARTICLE VII

                                   THE AGENT

                 SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                 SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                 SECTION 7.03. Citibank and Affiliates. With respect to its Revolving Credit Commitment, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

                 SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section
4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                 SECTION 7.05. Indemnification. The Lenders (other than the Designated Bidders) agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Revolving Credit Notes then held by each of them (or if no Revolving Credit Notes are at the time outstanding or if any Revolving Credit Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Revolving Credit Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender (other than the Designated Bidders) agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

                 SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent with the consent of the Borrower (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders with the consent of the Borrower (which consent shall not be unreasonably withheld), appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                 SECTION 7.07. Managing and Co-Syndication Agents as Lenders. No Managing and Co-Syndication Agent shall have any rights, responsibilities or obligations other than as a Lender hereunder.

                                  ARTICLE VIII

                                 MISCELLANEOUS

                 SECTION 8.01.  Amendments, Etc. Other than as specified in
Section 2.01(b) or 5.02(b), no amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than the Designated Bidders), do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Revolving Credit Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable to the Lenders hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable to the Lenders hereunder, (e) change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

                 SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at 20 Montchanin Road,Wilmington, Delaware 19807, Attention: Treasurer; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on
Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at 1 Court Square, 7th Floor, Zone 1, Long Island City, New York 11120, Attention: Wendy Rutherford; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                 SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 SECTION 8.04. Costs and Expenses; Indemnification; Limitation of Liability . (a) The Borrower agrees to pay on demand all costs and expenses of the Agent and the Arranger in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent and the Arranger with respect thereto and with respect to advising the Agent and the Arranger as to their respective rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Agent, the Arranger and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

                 (b) (i) The Borrower agrees to indemnify and hold harmless the Agent, the Arranger, each Managing and Co-Syndication Agent, each Lender and each Issuing Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances and (ii) the issuance of any Letter of Credit or the payment of any amount thereunder, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

                 (ii) Any action, inaction or omission suffered or taken by any Issuing Lender in connection with any Letter of Credit, if taken in good faith and in conformity with foreign or U.S. laws or regulations, shall be binding upon the Borrower and shall not place any Issuing Lender under any resulting liability to the Borrower. Without limiting the generality of the foregoing, the Issuing Lenders (a) may act in reliance upon any oral, telephonic, telegraphic, facsimile electronic or written request or notice in good faith believed to have been authorized by the Borrower, (b) shall not be responsible for the form, genuineness, identity or authority of any signer or falsification or legal effect of documents presented under any Letter of Credit if such documents on their face appear to be in order, (c) may accept or pay as complying with the terms of any Letter of Credit any drafts or other documents appearing on their face to be signed by or issued to the administrator, executor, successor or trustee in bankruptcy of, or the receiver of any property of, or any other person or entity acting as the representative or in the place of the beneficiary, (d) may waive inconsequential discrepancies and letter of credit terms imposed solely for bank convenience or bank protection and (e) shall be fully protected in acting in accordance with any prevailing banking usage. Assistance provided by any Issuing Lender in preparing the text of any Letter of Credit shall not deem such Issuing Lender the drafter of such Letter of Credit and such Issuing Lender shall not be responsible for the effectiveness or suitability of such Letter of Credit for the Borrower's commercial purpose. Notwithstanding anything contained in this Section 8.04(b) or in Section 2.06(c)(ii), no Issuing Lender will be excused from any liability for damage, loss or expense if such damage, loss or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Issuing Lender's gross negligence or willful misconduct; provided, however, that no Issuing Lender shall be liable to the Borrower for any consequential or special damages relating to any Letter of Credit.

                 (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or LIBO Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(d) or (e), 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                 (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.12, 2.15 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

                 SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of
Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

                 SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                 SECTION 8.07.  Assignments, Designations and Participations.
(a) Each Lender (other than the Designated Bidders) may, upon the written consent of the Borrower (which consent shall not be unreasonably withheld) and, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.12 or 2.15 or notice from such Lender pursuant to Section 2.13) upon at least five Business Days' notice to such Lender and the Agent, will, assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) 1% of the total Revolving Credit Commitment, (B) $5,000,000 or (C) the full amount of such assigning Lender's Revolving Credit Commitment, (iii) unless an assigning Lender assigns the full amount of its Revolving Credit Commitment, such assigning Lender may not assign Revolving Credit Commitments such that its remaining Revolving Credit Commitments are in an amount less than the lesser of
(A) 1% of the total Revolving Credit Commitment or (B) $5,000,000; (iv) each such assignment shall be to an Eligible Assignee, (v) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (vi) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vii) the parties to each such assignment shall provide the Agent with written notice of such assignment and shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note subject to such assignment and a processing and recordation fee of $3,000; provided further that in the case of an assignment by any Lender to an Affiliate of such Lender, or an assignment by any Lender to any other Lender, the Borrower must be given written notice thereof, but the consent of the Borrower shall not be required. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                 (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                 (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, subject to the Borrower's consent thereto, (if required), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within ten Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Revolving Credit Note a new Note to the order of such Eligible Assignee in an amount equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment hereunder, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Revolving Credit Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

                 (d) Each Lender (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make Competitive Bid Advances as a Lender pursuant to Section 2.03; provided, however, that (i) no such Lender shall be entitled to make more than two such designations, (ii) each such Lender making one or more of such designations shall retain the right to make Competitive Bid Advances as a Lender pursuant to
Section 2.03, (iii) each such designation shall be to a Designated Bidder and
(iv) the parties to each such designation shall execute and deliver to the Agent, for its acceptance and recording in the Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Competitive Bid Advances as a Lender pursuant to Section 2.03 and the obligations related thereto.

                 (e) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Designation Agreement; (iv) such designee will, independently and without reliance upon the Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is a Designated Bidder; (vi) such designee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                 (f) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit D hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower.

                 (g) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance and each Designation Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and, with respect to Lenders other than Designated Bidders, the Revolving Credit Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (h) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                 (i) Any Lender may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 8.07, disclose to the assignee, designee or participant or proposed assignee, designee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee, designee or participant or proposed assignee, designee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender on the terms set forth in Section 8.08.

                 (j) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                 SECTION 8.08. Confidentiality. Neither the Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 8.07(i), to actual or prospective assignees and participants, provided that any Person to whom disclosure is made shall agree to be bound by this Section, (b) as required by any law, rule or regulation or judicial process, provided that, to the extent practicable, prior notice of such disclosure shall be given to the Borrower, (c) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender, and (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking. Each Lender and each other Person required to preserve the confidentiality of Confidential Information hereunder shall use such information only for purposes of evaluating extensions of credit to the Borrower and its Subsidiaries.

                 SECTION 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. Each Letter of Credit issued under this Agreement shall be governed by, and construed in accordance with, the Uniform Customs and Practice for Documentary Credits, version 500, published by the International Chamber of Commerce (the "UCP") or such later version in effect at the time of the issuance of the Letter of Credit. Matters not addressed by the UCP shall be subject to and governed by the laws of the State of New York.

                 SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                 SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

                 (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                 SECTION 8.12. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         THE COLUMBIA GAS SYSTEM, INC.

                                         By   /s/ L. J. Bainter
                                           ----------------------------------
                                           Title: Treasurer


                                         CITIBANK, N.A.,
                                           as Agent


                                         By   /s/ Arezoo Jafari
                                           ----------------------------------
                                           Title:       Arezoo Jafari
                                                    Assistant Vice President

                                       Initial Lenders

Revolving Credit Swing Line
Commitment               Commitment

$166,666,666.67    $15,000,000         CITIBANK, N.A.


                                         By   /s/ Arezoo Jafari
                                           ----------------------------------
                                           Title:          Arezoo Jafari
                                                    Assistant Vice President

$166,666,666.67    $0                  BANKERS TRUST COMPANY


                                         By   /s/ Mary Jo Jolly
                                           ----------------------------------
                                           Title:        Mary Jo Jolly
                                                    Assistant Vice President

$166,666,666.67    $0                  BANK OF MONTREAL


                                         By   /s/ Bernard Silgardo
                                           ----------------------------------
                                           Title: Director


$166,666,666.67    $0                  CIBC INC.


                                         By   /s/ R. E. Long
                                           ----------------------------------
                                           Title: Vice President

Revolving Credit Swing Line
Commitment                Commitment

$166,666,666.66    $0                        CHEMICAL BANK


                                                   By   /s/ James H. Ramage
                                                     --------------------------
                                                     Title: James H. Ramage
                                                             Vice President

$166,666,666.66    $0                        MORGAN GUARANTY TRUST COMPANY
                                                  OF NEW YORK


                                                   By   /s/ J. S. Finch
                                                     --------------------------
                                                     Title: Vice President



$1,000,000,000            $15,000,000        Total

                                   SCHEDULE I
                         THE COLUMBIA GAS SYSTEM, INC.
                        $1,000,000,000 CREDIT AGREEMENT

                           APPLICABLE LENDING OFFICES



Name of Initial Lender      Domestic Lending Office     Eurodollar Lending Office
----------------------      -----------------------     -------------------------

                                  SCHEDULE II
                         THE COLUMBIA GAS SYSTEM, INC.
                        $1,000,000,000 CREDIT AGREEMENT

                             NON-CORE SUBSIDIARIES

Columbia Atlantic Trading Corporation
Columbia Coal Gasification Corporation
Columbia LNG Corporation
CLNG Corporation
Columbia Propane Corporation
Commonwealth Propane, Inc.
Columbia Energy Services Corporation
Columbia Energy Marketing Corporation
TriStar Capital Corporation
TriStar Gas Technologies, Inc.
TriStar Ventures Corporation
TriStar Pedrick General Corporation
TriStar Pedrick Limited Corporation
TriStar Fuel Cells Corporation
TriStar Binghamton General Corporation
TriStar Binghamton Limited Corporation
TriStar Georgetown General Corporation
TriStar Georgetown Limited Corporation
TriStar Vineland General Corporation
TriStar Vineland Limited Corporation
TriStar Rumford Limited Corporation
TriStar Nine Corporation
TriStar Ten Corporation
TriStar System, Inc.

                                                           EXHIBIT A-1 - FORM OF
                                                                REVOLVING CREDIT
                                                                 PROMISSORY NOTE



U.S.$_______________                            Dated:  _______________, 199_


                   FOR VALUE RECEIVED, the undersigned, The Columbia Gas System, Inc., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Revolving Credit Commitment in figures] or, if less, the aggregate principal amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of _______________, 1995 among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

                   The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                   Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, at 1 Court Square, 7th Floor, Zone 1, Long Island City, New York, 11120, Attn: Wendy Rutherford, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                   This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                      THE COLUMBIA GAS SYSTEM, INC.


                                      By
                                        ---------------------------------
                                        Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL




=======================================================================================================================
                                                         AMOUNT OF
                                AMOUNT OF             PRINCIPAL PAID          UNPAID PRINCIPAL            NOTATION
           DATE                  ADVANCE                OR PREPAID                BALANCE                  MADE BY
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================

                                                           EXHIBIT A-2 - FORM OF
                                                                 COMPETITIVE BID
                                                                 PROMISSORY NOTE



U.S.$_______________                         Dated:  _______________, 199_


                   FOR VALUE RECEIVED, the undersigned, The Columbia Gas System, Inc., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement dated as of _______________, 1995 among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined)), the principal amount of each Competitive Bid Advance made by the Lender to the Borrower on the maturity date of such Competitive Bid Advance specified in the related Notice of Competitive Bid Borrowing.

                   The Borrower promises to pay interest on the unpaid principal amount of each Competitive Bid Advance made by the Lender to the Borrower from the date such Advance is made until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates agreed pursuant to the procedures set forth in the Credit Agreement.

                   Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A, for the account of the Lender at the office of Citibank, N.A. at 1 Court Square, 7th Floor, Zone 1, Long Island
City, New York, 11120, Attn: Wendy Rutherford, in same day funds.   Each
Competitive Bid Advance owing to the Lender by the Borrower pursuant to the Credit Agreement,the maturity date thereof, the interest rate applicable thereto and the date or dates on which interest is payable thereon, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                   This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

                   The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.


                                    THE COLUMBIA GAS SYSTEM, INC.


                                    By
                                      ---------------------------------
                                      Title:

               COMPETITIVE BID ADVANCES AND PAYMENTS OF PRINCIPAL




=================================================================================================================================
                         AMOUNT OF                              INTEREST       AMOUNT OF
            DATE OF      COMPETITIVE    MATURITY    INTEREST     PAYMENT     PRINCIPAL PAID    UNPAID PRINCIPAL       NOTATION
            ISSUANCE     BID ADVANCE      DATE        RATE        DATE         OR PREPAID           BALANCE            MADE BY
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

=================================================================================================================================

                                                 EXHIBIT B-1 - FORM OF NOTICE OF
                                                      REVOLVING CREDIT BORROWING

Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
399 Park Avenue
New York, New York 10043
                                                        [Date]

                   Attention:  [_______________]

Ladies and Gentlemen:

                   The undersigned, The Columbia Gas System, Inc., refers to the Credit Agreement, dated as of _______________, 1995 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02(a) of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "Proposed Revolving Credit Borrowing") as required by Section 2.02(a) of the Credit Agreement:

                   (i) The Business Day of the Proposed Revolving Credit Borrowing is _______________, 199_.

                   (ii) The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurodollar Rate Advances] [CD Rate Advances].

                   (iii) The aggregate amount of the Proposed Revolving Credit Borrowing is $_______________.

                   [(iv)     The initial Interest Period for each Eurodollar
         Rate Advance/CD Rate Advance made as part of the Proposed Revolving Credit Borrowing is _____ month[s]/___ days.]

                   The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

                   (A)       the representations and warranties contained in
         Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                   (B) no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                      Very truly yours,

                                      THE COLUMBIA GAS SYSTEM, INC.

                                      By
                                        -------------------------------
                                        Title:

                                                 EXHIBIT B-2 - FORM OF NOTICE OF
                                                       COMPETITIVE BID BORROWING


Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
399 Park Avenue
New York, New York 10043                           [Date]


                   Attention:  [_______________]


Ladies and Gentlemen:

                   The undersigned, The Columbia Gas System, Inc., refers to the Credit Agreement, dated as of _______________, 1995 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be made:


         (A)       Date of Proposed Competitive Bid Borrowing       ________________________
         (B)       Amount of Proposed Competitive Bid Borrowing     ________________________
         (C)       [Maturity Date] [Interest Period]                ________________________
         (D)       Interest Rate Basis                              ________________________
         (E)       Interest Payment Date(s)                         ________________________
         (F)       ___________________                              ________________________
         (G)       ___________________                              ________________________
         (H)       ___________________                              ________________________

                   The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

                   (a)       the representations and warranties contained in
         Section 4.01 are correct, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

                   (b) no event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

                   (c) no event has occurred and no circumstance exists as a result of which the information concerning the undersigned that has been provided to the Agent and each Lender by the undersigned in connection with the Credit Agreement would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and

                             (d)  the aggregate amount of the Proposed
                   Competitive Bid Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Revolving Credit Commitments of the Lenders.

                   The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with
Section 2.03(a)(v) of the Credit Agreement.

                                     Very truly yours,

                                     THE COLUMBIA GAS SYSTEM, INC.



                                     By
                                       --------------------------------
                                       Title:

                                                           EXHIBIT B-3 - FORM OF
                                                        LETTER OF CREDIT REQUEST

                            LETTER OF CREDIT REQUEST




No. 6                                                Dated:  ___________, 199_



TO: _____________, in its capacity as an Issuing Bank under the Credit Agreement, dated as of November 28, 1995 ( as amended, modified or supplemented from time to time, the "Agreement"), among THE COLUMBIA GAS SYSTEM, INC., a Delaware corporation (the "Borrower"), the Lenders named therein and Citibank, N.A., as agent.


Dear Sirs:

                 We hereby request that you issue a standby Letter of Credit on ______________, 199__ ( the "Date of Issuance") in the aggregate stated amount of $___________ with legend set forth below indicated on its face.

                 For purposes of this Letter of Credit Request, unless otherwise defined, all capitalized terms used herein which are defined in the Agreement shall have the respective meanings provided therein.

                 The beneficiary of the requested Letter of Credit will be:

                            -----------------------
                            -----------------------
                                     --------------

Such Letter of Credit will have a stated termination date of
___________________, 199_ unless extended in accordance with the provisions of the Letter of Credit and will be in support of
______________________________________________.


                                        THE COLUMBIA GAS SYSTEM, INC.



                                        -----------------------------------
                                                Name:  L. J. Bainter
                                                Title:  Treasurer

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE


                 Reference is made to the Credit Agreement dated as of _______________, 1995 (as amended or modified from time to time, the "Credit Agreement") among The Columbia Gas System, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                 The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

                 1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes). After giving effect to such sale and assignment, the Assignee's Revolving Credit Commitment and the amount of the Revolving Credit Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

                 2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Credit Note held by the Assignor and requests that the Agent exchange such Revolving Credit Note for a new Revolving Credit Note payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto or new Revolving Credit Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

                 3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and
(vi) attaches any U.S. Internal Revenue Service forms required under Section
2.15 of the Credit Agreement.

                 4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

                 5. Upon such acceptance and recording by the Agent and subject to the Borrower's consent (if required), as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                 6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Credit Notes for periods prior to the Effective Date directly between themselves.

                 7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                 8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                 IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                           Assignment and Acceptance

         Percentage interest assigned:                                  _____%

         Assignee's Revolving Credit Commitment:        $__________

         Aggregate outstanding principal amount of
         Revolving Credit Advances assigned:            $__________

         Principal amount of Revolving Credit Note
         payable to Assignee:                           $__________

         Principal amount of Revolving Credit Note
         payable to Assignor:                           $__________

         Effective Date(1):       _______________, 199_


                                 [NAME OF ASSIGNOR], as Assignor

                                 By
                                   ------------------------------------
                                   Title:

                                 Dated:                 , 199
                                         ---------------     -

                                 [NAME OF ASSIGNEE], as Assignee

                                 By
                                   ------------------------------------
                                   Title:

                                 Dated:                 , 199
                                         ---------------     -
                                 Domestic Lending Office:
                                        [Address]

                                 Eurodollar Lending Office:
                                        [Address]

Accepted [and Approved](2) this
           day of                , 199
----------        ---------------     -

                         , as Agent
-------------------------

By
  -----------------------------------------
   Title:

(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

(2) Required if the Assignee is an Eligible Assignee solely by reason of clause (viii) of the definition of "Eligible Assignee".

[Approved this            day
               ----------

of                , 199
   ---------------     -

[NAME OF BORROWER]

By                                         ](3)
  -----------------------------------------
   Title:




--------------------------------
(3) Required if the Assignee is an Eligible Assignee solely by reason of clause (viii) of the definition of "Eligible Assignee".

                                                             EXHIBIT D - FORM OF
                                                           DESIGNATION AGREEMENT

                          Dated _______________, 199_


                 Reference is made to the Credit Agreement dated as of _______________, 1995 (as amended or modified from time to time, the "Credit Agreement") among The Columbia Gas System, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                 _________________________ (the "Designor") and
_________________________ (the "Designee") agree as follows:

                 1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Competitive Bid Advances pursuant to Section 2.03 of the Credit Agreement.

                 2. The Designor makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto and (ii) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

                 3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Designor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a Designated Bidder; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

                 4. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on the signature page hereto.

                 5. Upon such acceptance and recording by the Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Competitive Bid Advances as a Lender pursuant to Section
2.03 of the Credit Agreement and the rights and obligations of a Lender related thereto.

                 6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                 7. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

                          IN WITNESS WHEREOF, the Designor and the Designee have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date(4):                                                     ,199
                                                        ---------------    --

                                       [NAME OF DESIGNOR],
                                        as Designor


                                       By
                                         ---------------------------------
                                         Title:


                                       [NAME OF DESIGNEE],
                                        as Designee


                                       By
                                         ---------------------------------
                                         Title:

                                       Applicable Lending Office (and
                                       address for notices):
                                                [Address]

Accepted this      day
              ----

of                , 199
   ---------------     -


                         , as Agent
-------------------------

By
  ---------------------------------
   Title:




----------------------------

(4) This date should be no earlier than five Business Days after the delivery of this Designation Agreement to the Agent.

                                                             [DRAFT -- 11/17/95]
                                                                       EXHIBIT E





                                               [        ], 1995


                         THE COLUMBIA GAS SYSTEM, INC.
                        $1,000,000,000 CREDIT AGREEMENT
                         DATED AS OF [_________], 1995

Dear Sirs:

                 We have acted as special counsel to The Columbia Gas System, Inc., a Delaware corporation (the "Borrower"), in connection with the Credit
Agreement dated as of [              ], 1995 (the "Credit Agreement"), among
the Borrower, the financial institutions listed on the signature pages thereof (the "Lenders") and Citibank, N.A., as administrative and documentation agent for the Lenders (the "Agent"). This opinion is being delivered to you pursuant to Section 3.01(k)(iv) of the Credit Agreement. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                 In connection with this opinion, we have investigated such questions of law, received such information from officers and representatives of the Borrower and examined such certificates of public officials, corporate documents and records as we consider necessary or appropriate for the purposes of this opinion. We have examined, among other documents, (a) executed copies of (i) the Credit Agreement and (ii) each Note, (b) the certificate of incorporation and by-laws of the Borrower, (c) the Plans of Reorganization and
(d) the orders of the Bankruptcy Court (the "Confirmation Orders") confirming the Plans of Reorganization. We have also examined originals, or copies certified to our satisfaction, of the documents listed in the certificate of the chief financial officer of the Borrower attached hereto (such documents being referred to herein as the "Reviewed Documents"). As to questions of fact, we have, when relevant facts were not independently established by us, relied on certificates of the Borrower and its officers or representations in the Credit Agreement.

                 In rendering our opinion, we have assumed (i) the due authorization, execution and delivery of the Credit Agreement by all parties thereto (other than the Borrower), (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as copies.

                 Based on the foregoing and subject to the qualifications hereinafter set forth, we are of opinion that:

                 1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                 2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (a) the Borrower's certificate of incorporation or by-laws, (b) any Federal law of the United States of America or law of the State of New York binding on or affecting the Borrower or (c) any contractual or legal restriction contained in any Reviewed Document.

                 3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Agreement and the Notes, except such as have been duly obtained, taken, given or made and are in full force and effect.

                 4. Each of the Credit Agreement and the Notes has been duly executed and delivered by the Borrower. The Credit Agreement is, and, after giving effect to the initial Borrowing, the Notes will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting the enforceability of creditors' rights generally and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law, and except that (i) insofar as provisions contained in the Credit Agreement provide for indemnification, the enforcement thereof may be limited by public policy considerations, (ii) we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein the Borrower or any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought which limits the rates of interest legally chargeable or collectible and (iii) we express no opinion as to Section 2.14 of the Credit Agreement insofar as it provides that any Lender purchasing a participation from another Lender pursuant thereto may exercise set-off or similar rights with respect to such participation.

                 5. To our knowledge, there are no pending or overtly threatened actions or proceedings against the Borrower or any of its Material Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or any of the Notes or the consummation of the transactions contemplated thereby or, except as described in Schedule 3.01(b) to the Credit Agreement, that are reasonably likely to have a material adverse effect upon the financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

                 6. Each of the Plans of Reorganization has been confirmed by the Bankruptcy Court. To our knowledge, the Confirmation Orders have not been stayed by any court having jurisdiction to do so.

                 7. Assuming that (i) the proceeds of the initial Revolving Credit Advance under the Credit Agreement, (ii) the initial Letters of Credit issued thereunder and (iii) the other securities contemplated by the Plans of Reorganization are distributed in accordance with the terms of the Plans of Reorganization, the Plans of Reorganization will be substantially consummated at such time of distribution.

                 We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

                 This opinion is rendered solely to you in connection with the above matter and may not be relied upon by any other person (other than your successors and assigns that become Lenders party to the Credit Agreement) or for any other purpose.



                                             Very truly yours,


To the Lenders party to
the above-referenced Credit Agreement
In care of Citibank, N.A., as Agent
     399 Park Avenue
           New York, NY 10043